                                                                      EXHIBIT 99

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 11-K

   (Mark One)
      [X]              ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        As of January 31, 2000 and 1999
              and for Each of the Three Years in the Period Ended
                               January 31, 2000

                                      OR

      [_]              TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       Commission file number:  0-20853

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of Plan)

                                  ANSYS, Inc.
                                  Southpointe
                             275 Technology Drive
                             Canonsburg, PA 15317
            (Name of issuer of securities held pursuant to the plan
              and the address of its principal executive office)

                         ANSYS, INC. AND SUBSIDIARIES
                       1996 Employee Stock Purchase Plan
                         Index of Financial Statements

                                                                       Page No.
                                                                       --------


Report of Independent Accountants                                         3

Statements of Financial Condition as of January 31, 2000 and 1999         4

Statements of Changes in Plan Equity for Each of the Three Years in
the Period Ended January 31, 2000                                         5

Notes to Financial Statements                                           6-7

Signature                                                                 8

                       Report of Independent Accountants

To the Board of Directors of
Ansys Inc. and Subsidiaries:

In our opinion, the accompanying Statements of Financial Condition and related Statements of Changes in Plan Equity present fairly, in all material respects, the financial position of the 1996 Employee Stock Purchase Plan of ANSYS, Inc. and Subsidiaries at January 31, 2000 and 1999, and the results of their operations for each of the three years in the period ended January 31, 2000 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 16, 2000

                         ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                       STATEMENTS OF FINANCIAL CONDITION
                           January 31, 2000 and 1999

                                                     2000               1999
                                                     ----               ----
Assets:

 Cash                                            $   95,186           $ 95,661
                                                ------------------------------

Total assets                                     $   95,186           $ 95,661
                                                ==============================

Liabilities and Plan equity:
 ANSYS, Inc. Stock Due
  To Participants                                $   93,736           $ 95,081
                                                ------------------------------

Total liabilities                                    93,736             95,081

Plan equity                                           1,450                580
                                                ------------------------------

Total liabilities and Plan equity                $   95,186           $ 95,661
                                                ==============================

   The accompanying notes are an integral part of the financial statements.

                         ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                     STATEMENTS OF CHANGES IN PLAN EQUITY
                              for the Years Ended

                                                January 31, 2000                January 31, 1999            January 31, 1998
                                                --------------------------------------------------------------------------------
ADDITIONS:

Contributions:

   Employee                                       $      176,006                          $ 162,259                    $ 255,553
   Employer                                               34,487                             36,187                       45,621
                                                --------------------------------------------------------------------------------
  Total additions                                        210,493                            198,446                      301,174

DEDUCTIONS:

Stock distributions                                      191,043                            186,845                      449,992
Participant withdrawals                                   18,580                             22,231                       38,879
                                                --------------------------------------------------------------------------------
  Total deductions                                       209,623                            209,076                      488,871
                                                --------------------------------------------------------------------------------
Net increase (decrease) in Plan equity                       870                            (10,630)                    (187,697)

Plan equity, beginning of year                               580                             11,210                      198,907
                                                --------------------------------------------------------------------------------
Plan equity, end of year                          $        1,450                          $     580                    $  11,210
                                                ================================================================================

   The accompanying notes are an integral part of the financial statements.

                          ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                         NOTES TO FINANCIAL STATEMENTS


1.   DESCRIPTION OF PLAN:

The purpose of the 1996 Employee Stock Purchase Plan of ANSYS, Inc. and Subsidiaries (the "Plan"), which became effective August 1, 1996, is to provide eligible employees of ANSYS, Inc. and certain of its subsidiaries (the "Company") with opportunities to purchase shares of common stock upon favorable terms. The aggregate maximum number of shares for which options may be issued under the Plan is 210,000 shares of common stock, subject to adjustments for changes in the Company's capitalization. The Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee").

Participation in the Plan is voluntary. Offerings under the Plan commence on each February 1 and August 1 and have a duration of six months. The Compensation Committee may establish a different period of six months or less for any offering. Generally, all employees who are employed for more than 20 hours per week as of the first day of the applicable offering period are eligible to participate in the Plan. An employee who owns or is deemed to own shares of stock representing in excess of 5% of the combined voting power of all classes of stock of the Company may not participate in the Plan.

During each offering, an eligible employee may purchase shares under the Plan by authorizing payroll deductions of up to 10% per pay period to be deducted from such employee's total cash compensation. The maximum number of shares which may be purchased by any participating employee during any offering period is limited to 960 shares (as adjusted by the Compensation Committee from time to time). Unless the employee has previously withdrawn from the offering, such employee's accumulated payroll deductions will be used to purchase common stock at a price equal to 85% of the fair market value of the common stock on the first or last day of the offering period, whichever is lower. The Company will contribute the remaining 15% of the fair market value of the common stock. Under applicable tax rules, an employee may purchase no more than $25,000 worth of common stock in any calendar year.

Administrative Expenses:

The Company pays all expenses incident to the operation of the Plan, including the costs of record keeping, accounting fees, legal fees, the costs of delivery of stock certificates to participants and the costs of shareholder communications. The Company does not pay any expenses, broker's or other commissions or taxes incurred in connection with the purchases of common stock, or the sale of shares of common stock.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates may also affect the changes in Plan equity during the reporting period. Actual results may differ from those estimates.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Board of Directors of ANSYS, Inc. has duly caused this Annual Report to be signed on behalf of the Plan by the undersigned hereunto duly authorized, on March 20, 2000.

                                                    ANSYS, INC. AND SUBSIDIARIES
                                               1996 EMPLOYEE STOCK PURCHASE PLAN


Date: March 20, 2000              By: /s/ James E. Cashman III
                                  ----------------------------------------------
                                      James E. Cashman III
                                      President and Chief Executive Officer


Date: March 20, 2000              By: /s/ Maria T. Shields
                                  ----------------------------------------------
                                      Maria T. Shields
                                      Chief Financial Officer,
                                      Vice President, Finance and Administration